Exhibit 99.1

Pediatric Services of America, Inc. Announces

Fourth Quarter and Year-End Results for Fiscal Year 2004

Norcross, GA. — (BUSINESS WIRE) — December 14, 2004 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the fourth quarter and 12 months ended September 30, 2004.

The highlights of PSAI’s Fiscal 2004 year end results included:

•	Full-year net revenue increase of 11%

•	Full-year net revenue increases in each of the Company’s business segments

For the twelve months ended September 30, 2004, net revenue increased 11% to $239,774,000 from $215,592,000 in the same period of fiscal year 2003. Operating income decreased 18% to $8,684,000 for the twelve months ended September 30, 2004 as compared to $10,585,000 for the twelve months ended September 30, 2003. Operating income for the twelve months ended September 30, 2004 includes charges of $1,915,000 for the retirement of our former CEO and related management changes as well as $251,000 associated with our withdrawal of the S-3 Registration Statement. Net income was $4,012,000 for the twelve months ended September 30, 2004 as compared to net income of $5,127,000 for the twelve months ended September 30, 2003. Diluted net income per share was $0.54 in the twelve months ended September 30, 2004 as compared to $0.72 for the twelve months ended September 30, 2003.

The highlights of PSAI’s Fiscal 2004 fourth quarter results included:

•	A year over year increase in quarterly net revenue of 10%

•	Strong cash collections in the fourth quarter of $62.3 million

•	Nursing hours staffed increased to 763,000 in the fourth quarter of 2004, as compared to 755,000 in the third quarter of 2004

For the fourth quarter of fiscal 2004, net revenue increased 10% to $60,498,000 from $55,244,000 in the same period of fiscal year 2003. Operating income decreased 93% to $234,000 for the fourth quarter of fiscal year 2004 as compared to $3,215,000 for the fourth quarter of fiscal year 2003. Operating income for the fourth quarter of fiscal year 2004 includes charges of $1,915,000 for the retirement of our former CEO and related management changes as well as $251,000 associated with our withdrawal of the S-3 Registration Statement. Net loss was $180,000 for the fourth quarter of fiscal year 2004 as compared to net income of $1,678,000 for the fourth quarter of fiscal year 2003. Diluted net loss per share was $0.03 in the fourth quarter of fiscal year 2004 as compared to net income of $0.23 for the fourth quarter of fiscal year 2003.

“It is clear from the full-year increase in net revenue achieved by PSAI in fiscal year 2004 that demand for our services is strong and continues to grow,” said Edward K. Wissing, Chairman President and CEO of PSAI. “Therefore, we used the fourth quarter to undertake a detailed assessment of segment and branch office performance in order to evaluate future profitability potential and more effectively measure overall operations.”

“We believe that we have taken the necessary steps to best leverage our core competencies in private-duty home nursing and are confident that the continued execution of our business strategy will yield long-term shareholder value,” continued Mr. Wissing. “Moreover, we believe our announced appointment of Dan Kohl as President and CEO, an individual possessing substantial experience within our three business segments and overseeing multi-site operations, positions PSAI to continue sharpening its business focus and increasing the Company’s penetration of desired markets.”

For fiscal year 2005, the Company expects EPS will be in the range of $0.52 to $0.56 per diluted share. This estimate considers the impact, of a reduction in Medicare respiratory unit dose medication reimbursement of approximately $1.7 million, a reduction in Medicare oxygen reimbursement of approximately $0.7 million, CEO transition costs of $0.4 million and incremental Sarbanes Oxley Act Section 404 costs to achieve the initial attestation of $0.4 million.

Withdrawal of S-3 Registration Statement

We have requested to the SEC that our S-3 Registration Statement filed on May 25, 2004 be withdrawn. The Registration Statement had not been declared effective and no securities were sold pursuant to the Registration Statement.

Conference Call

A conference call to discuss these results has been scheduled for today, Tuesday December 14, 2004 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available for 30 days by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 2467675#.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 21 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc.
Edward K. Wissing, President/CEO
or
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580
or
Brian Ritchie, Euro RSCG Life NRP
(212) 845-4269

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)
Net revenue	$60,498	$55,244	$239,774	$215,592
Costs and expenses:
Costs of goods and services	34,382	30,276	135,236	117,945
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	11,020	9,921	42,705	40,144
Business insurance	1,641	1,739	7,532	7,065
Overhead	4,138	3,731	16,587	15,293

Other operating costs and expenses	16,799	15,391	66,824	62,502
Corporate, general and administrative
Salaries, wages and benefits	5,549	3,487	15,768	13,838
Business insurance	21	74	148	319
Professional services	1,045	674	2,804	2,125
Overhead	654	620	2,942	2,749

Corporate, general and administrative	7,269	4,855	21,662	19,031
Provision for doubtful accounts	821	534	3,652	1,475
Depreciation and amortization	993	973	3,716	4,054

Total costs and expenses	60,264	52,029	231,090	205,007

Operating income	234	3,215	8,684	10,585
Other income	—	3	5	56
Early extinguishment of debt	—	37	—	100
Interest income	27	57	139	138
Interest expense	(659)	(547)	(2,378)	(2,429)

Income before income tax expense	(398)	2,765	6,450	8,450
Income tax (benefit) expense	(218)	1,087	2,438	3,323

Net income	$(180)	$1,678	$4,012	$5,127

Net income per share data:
Basic	$(0.03)	$0.24	$0.58	$0.75

Diluted	$(0.03)	$0.23	$0.54	$0.72

Weighted average shares outstanding:
Basic	7,018	6,874	6,948	6,861

Diluted	7,018	7,190	7,374	7,096

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2004	September 30, 2003
Cash and cash equivalents	$8,159	$9,171
Accounts receivable, less allowance for doubtful accounts	40,403	37,043
Long-term obligations, net of current maturities	20,385	20,515
Total stockholders’ equity	66,452	61,063

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Twelve Months Ended September 30, 2004

Net revenue	$106,713	$83,629	$49,432	$239,774

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	63,576	989	982	65,547
Pharmacy product and supplies	5	54,835	3,405	58,245
Intercompany allocations	—	1,424	(1,424)	—
Disposables and supplies	79	595	10,770	11,444

Total cost of goods and services	63,660	57,843	13,733	135,236
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	19,658	7,545	15,502	42,705
Business insurance	4,910	863	1,759	7,532
Overhead	7,252	2,881	6,454	16,587

Total operating costs and expenses	31,820	11,289	23,715	66,824

Provision for doubtful accounts	1,095	415	2,142	3,652
Depreciation	336	231	2,576	3,143

Branch office contribution margin	$9,802	$13,851	$7,266	$30,919

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Twelve Months Ended September 30, 2003

Net revenue	$101,941	$66,630	$47,021	$215,592

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	60,965	789	949	62,703
Pharmacy product and supplies	33	41,222	2,911	44,166
Intercompany allocations	—	1,494	(1,494)	—
Disposables and supplies	70	923	10,083	11,076

Total cost of goods and services	61,068	44,428	12,449	117,945
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	18,391	7,191	14,562	40,144
Business insurance	4,406	900	1,759	7,065
Overhead	6,093	3,246	5,954	15,293

Total operating costs and expenses	28,890	11,337	22,275	62,502

Provision for doubtful accounts	196	166	1,113	1,475
Depreciation	286	154	2,631	3,071

Branch office contribution margin	$11,501	$10,545	$8,553	$30,599

	Twelve Months Ended September 30,
	2004	2003
Total profit for reportable segments	$30,919	$30,599

Corporate, general and administrative	(21,662)	(19,031)
Corporate depreciation and amortization	(573)	(983)
Other income	5	56
Early extinguishment of debt	—	100
Interest income	139	138
Interest expense	(2,378)	(2,429)

Income before income tax expense	$6,450	$8,450

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended September 30, 2004

Net revenue	$27,423	$20,848	$12,227	$60,498

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	16,604	284	236	17,124
Pharmacy product and supplies	3	13,510	932	14,445
Intercompany allocations	—	347	(347)	—
Disposables and supplies	24	134	2,655	2,813

Total cost of goods and services	16,631	14,275	3,476	34,382
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,924	2,102	3,994	11,020
Business insurance	1,059	194	388	1,641
Overhead	1,868	587	1,683	4,138

Total operating costs and expenses	7,851	2,883	6,065	16,799

Provision for doubtful accounts	391	(344)	774	821
Depreciation	86	73	687	846

Branch office contribution margin	$2,464	$3,961	$1,225	$7,650

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended September 30, 2003

Net revenue	$25,971	$17,605	$11,668	$55,244

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	15,251	215	210	15,676
Pharmacy product and supplies	20	10,762	763	11,545
Intercompany allocations	—	363	(363)	—
Disposables and supplies	14	214	2,827	3,055

Total cost of goods and services	15,285	11,554	3,437	30,276
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,657	1,783	3,481	9,921
Business insurance	1,093	217	429	1,739
Overhead	1,541	761	1,429	3,731

Total operating costs and expenses	7,291	2,761	5,339	15,391

Provision for doubtful accounts	102	(32)	464	534
Depreciation	72	31	634	737

Branch office contribution margin	$3,221	$3,291	$1,794	$8,306

	Three Months Ended September 30,
	2004	2003
Total profit for reportable segments	$7,650	$8,306

Corporate, general and administrative	(7,269)	(4,855)
Corporate depreciation and amortization	(147)	(236)
Other income	—	3
Early extinguishment of debt	—	37
Interest income	27	57
Interest expense	(659)	(547)

Income before income tax expense	$(398)	$2,765